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                                                                    Exhibit 99.i
Sun America Asset Management Corp.

The SunAmerica Center
733 Third Avenue
New York, NY 10017
212.551.5969
800.858.8850
                                                         [LOGO] SunAmerica Asset
                                                                Management


April 27, 2001

SunAmerica Money Market Funds, Inc.
The SunAmerica Center
733 Third Avenue
New York, NY 10017-3204

Ladies and Gentlemen:

        This opinion is being furnished in connection with the filing by SunAmerica Money Market Funds, Inc., a Maryland corporation (the "Corporation"), which issues and sells an indefinite number of shares of beneficial interest (the "Shares"), of Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A (the "Amendment").

        As Counsel for the Corporation, I am familiar with the proceedings taken by the Corporation in connection with the authorization, issuance and sale of the Shares. In addition, I have examined the Corporation's Articles of Incorporation, By-Laws and such other documents that have been deemed relevant to the matters referred to in this opinion.

        Based upon the foregoing, I am of the opinion that the Shares are legally issued, fully paid and non-assessable shares of beneficial interest of the Corporation.

        I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Amendment of the Corporation, and to the filing of this opinion under the securities laws of any state.


                                        Very truly yours,

                                        SUNAMERICA ASSET MANAGEMENT CORP.

                                        By:  /s/ Robert M. Zakem
                                             ---------------------------
                                             Robert M. Zakem
                                             Senior Vice President and
                                             General Counsel